EXHIBIT 32.1

Certification of Chief Executive Officer

Pursuant to 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Barry L. Lazarus, the Chief Executive Officer of Inland Retail Real Estate Trust, Inc. (the "Company"), hereby certify that, to my knowledge:

(1)

This quarterly report on Form 10-Q for the period ended March 31, 2005 ("Report") of the Company fully complies with the requirements of Section 13a or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry L. Lazarus

By:	Barry L. Lazarus
Chief Executive Officer

Date:	May 6, 2005